EXHIBIT 16.1

WEAVER MARTIN & SAMYN

July 9, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 fifth Street, NW

Washington, DC 20549

RE:	Portus Holdings Inc. (FKA Solido Ventures, Inc.)
File No. 000-54403
Change in Certifying Accountant

Dear Sir or Madam:

The firm of Weaver Martin & Samyn, LLC was previously principal certifying accountant for Portus Holdings, Inc. (FKA Solido Ventures, Inc.) (the "Company") and reported on the financial statements of the Company as of March 31, 201l and for the day then ended.  On July 6, 2012, we were notified by the Company that we were dismissed as the principal certifying accountant. We have read Item 4.01 of Form 8-K of the Company and agree with the statements concerning our Firm contained therein.

Very Truly Yours

/s/ Weaver Martin & Samyn, LLC

411Valentine Road, Suite 300

Kansas City, Missouri 64111

Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252